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LOAN AGREEMENT

BY AND BETWEEN

HIBERNIA NATIONAL BANK

AND

LABORATORY SPECIALISTS, INC.

UNITED STATES OF AMERICA

STATE OF LOUISIANA

PARISH OF ORLEANS

CITY OF NEW ORLEANS

    BE IT KNOWN, that as of the 2nd day of July 1997 (the "Effective Date"),

    BEFORE ME, a Notary Public, duly commissioned and qualified, and in the presence of the undersigned witnesses,

    PERSONALLY CAME AND APPEARED:

LABORATORY SPECIALISTS, INC., a Louisiana corporation represented herein by Arthur R. Peterson, Jr., its President, duly authorized by virtue of a resolution of the Board of Directors of the corporation, a certified copy of which is annexed hereto and made a part hereof,

(hereinafter the "Borrower"),

and

HIBERNIA NATIONAL BANK, a national banking association having its domicile and principal place of business in New Orleans, Louisiana, appearing herein through and by its duly authorized officer

(hereinafter the "Lender"),

each of whom did say and declare as follows:

    A. The Borrower has applied to the Lender for a credit facility in the maximum aggregate principal sum not exceeding Seven Hundred Twenty Thousand and No/100 ($720,000.00) Dollars (the "Loan").

    B. The Lender has agreed to provide the Borrower with the Loan subject to the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to provide the Loan, the Borrower and the Lender hereby covenant and agree as follows:

                                   ARTICLE I

                           INTERPRETATIVE PROVISIONS

     SECTION 1.01.  Basic Defined Terms.  As used in this Agreement, the
following terms   shall have the following meanings:

    "Advance" shall mean the disbursement of any portion of the Loan.

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    "Agreement" shall mean this Loan Agreement, as the same may hereafter be amended.
    "Business Day" shall mean any day except a Saturday, Sunday, or other day on which banks in New Orleans, Louisiana are required to close.

    "Closing Date" shall mean the Effective Date.

    "Collateral" shall mean all of the security interests, liens, mortgages, encumbrances, or other rights in or relating to property, whether real or personal, whether tangible or intangible, required to be held by or granted to Lender under Section 3.01 of this Agreement.

    "Collateral Documents" shall mean, collectively, the documents to be delivered to the Lender as set forth in Section 3.02 of this Agreement.

    "Default After Notice" shall have the meaning ascribed to it in Section 8.02 below.

    "Effective Date" shall mean the Effective Date determined pursuant to the first sentence of this Agreement.

    "Event of Default" shall mean any of the events or occurrences set forth in
Section 8.01 of this Agreement.

    "Governmental Authority" shall mean any municipal, parish, state or federal governmental authority having or claiming jurisdiction over the Borrower and/or the Property.

    "Grantor" shall mean Borrower and any Guarantor and any other person who grants Lender any Collateral for the Loan.

    "Indebtedness" shall mean any and all amounts and/or liabilities owing from time to time from Borrower to Lender, whether now or in the future, whether evidenced in writing or not, whether relating to a promissory note or other formal evidence of indebtedness or arising out of some other source or obligation, whether pursuant to this Agreement or any other instrument, including, without limitation, principal, interest, late charges, penalties, attorney's fees and amounts advanced by the Lender.

    "Loan" shall have the meaning ascribed to it in Recital A.

    "Loan Documents" shall mean, collectively, this Agreement, the Note, the Collateral Documents, and any other documents or instruments executed or to be executed in the future pursuant to this Agreement or in connection with the Loan.

    "Loan Year" shall mean each period of one year commencing on the anniversary date of the Closing Date and ending one year later. The "First Loan Year" shall commence on the Closing Date and shall end on the day prior to the Closing Date one year later, and the "Second Loan Year" shall commence on the first annual anniversary of the Closing Date and shall end one year later and so on.

    "Maturity Date" shall mean the date that is five (5) years after the Closing Date (unless accelerated pursuant to the provisions of Section 8.02 of this Agreement).

    "Note" shall mean the promissory note executed by Borrower as maker, payable to the order of Lender, dated the Closing Date, in the principal sum of Seven Hundred Twenty Thousand and No/100 ($720,000.00) Dollars.

    "Parent" shall mean any person that owns more than fifty (50%) percent of the total issued and outstanding ownership interests in another person.

    "Permitted Use" shall mean the expenditure of funds by or for the benefit of Borrower for the following specific purposes, and any purposes reasonably ancillary thereto: reimbursement for acquisition of the Property and construction of the Project.

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    "Person" or "person" shall mean any natural or juridical person including any human being or any entity whether incorporated or not, such as without limitation, a corporation, limited liability company, or partnership.

    "Prime Rate" shall mean the interest rate which is the prime rate of interest charged by Citibank, N.A. at its main office at New York, New York as of the Closing Date. The Prime Rate is eight and one-half (8.5 %) percent.

    "Subsidiary" shall mean any person with respect to which more than fifty (50%) percent of the total issued and outstanding ownership interests is owned by another person.

SECTION  1.02.  Additional Defined Terms. As used in this Agreement, the
following   terms shall have the following meanings:

    "Acceptance of Contract" shall mean a document the filing of which shall commence the running of the statutory lien period with regard to the Construction Contract pursuant to La. R. S. 9:4801 et seq.

    "Affiliate" shall mean (a) any Guarantor, (b) any Subsidiary of Borrower,
(c) any Parent of Borrower, and (d) any other Subsidiary of the Parent of Borrower (collectively "Affiliates").

    "Assignment of Leases" shall mean a document, or that portion of a document, establishing the security and rights described in Section 3.01(b) below.

    "Commitment" shall mean the commitment letter addressed by Lender to Borrower under date of November 27, 1996, accepted by Borrower on November 30, 1996.

    "Compliance Certificate" shall mean the certificate, certified correct by the chief executive officer of Borrower or other officer of Borrower reasonably acceptable to Lender, affirming and certifying that Borrower is, as of the date of said certificate, in full compliance with all covenants and obligations expressed in this Agreement or any other Loan Documents.

    "Construction Contract" shall mean the contract dated December 3, 1996 between LSI and Kerry O'Connor General Contractor, Inc. ("Contractor") for the performance of certain work by Contractor on the Land, recorded in the mortgage records of the Parish of Jefferson, State of Louisiana on December 5, 1996 in MOB 3776, folio 703.

    "Guarantor" shall mean LSAI.

    "Guaranty Agreement" shall mean the continuing guaranty agreement establishing the guaranty described in Section 3.03 below.

    "Improvements" shall mean all buildings and other constructions now or hereafter erected in, upon, and above the Land.

    "Jarrell Drive Collateral Note" shall mean that certain Collateral Mortgage Note executed by Borrower, dated January 17, 1990, in the principal sum of Two Hundred Fifty-Five Thousand and No/100 ($255,000.00) Dollars, which is paraphed for identification with and secured by the Jarrell Drive Mortgage.

    "Jarrell Drive Mortgage" shall mean that certain Collateral Mortgage by Borrower dated January 17, 1990, encumbering the Jarrell Drive Property, which secures the

    "Jarrell Drive Collateral Note", recorded in the mortgage records of the Parish of Plaquemines, State of Louisiana, in MOB 194, folio 361.

    "Jarrell Drive Property" shall mean that certain immovable property located in Plaquemines Parish, Louisiana, encumbered by and more particularly described in the Jarrell Drive Mortgage, and known generally as 113 Jarrell Drive, Belle Chasse, Louisiana.

    "Land" shall mean the immovable property described on EXHIBIT "A" annexed hereto and made a part hereof.

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    "LSAI" shall mean Laboratory Specialists of America, Inc., an Oklahoma corporation.

    "Mortgage" shall mean that certain Mortgage to Secure Future Indebtedness by Borrower, dated the Closing Date, encumbering the Property, recorded or to be recorded in the mortgage records of the Parish of Jefferson, State of Louisiana.

    "Project" shall mean a drug testing facility, together with all appurtenant facilities, in and upon the Property.

    "Property" shall mean the Land and Improvements.

    "Security Agreement" shall mean a document pursuant to which there is created and established a Security Interest.

    "Security Interest" shall mean an encumbrance of movable property, and shall include proceeds unless otherwise specifically provided herein.

    "Title Commitment" shall mean a binding, paid-up commitment from Title Company for the issuance of the Title Policy.

    "Title Company" shall mean First American Title Insurance Company.

    "Title Policy" shall mean a policy of mortgagee's title insurance, in form and substance satisfactory to the Lender in its sole discretion, together with such endorsements and related documents as Lender may from time to time require. The Title Policy must be in the full amount of the Loan and indicate that the Mortgage is a valid first lien with no exceptions other than those
approved by Lender in   writing in Lender's discretion.  The Title Policy is for
the exclusive benefit of Lender. The Title Policy shall specifically provide for extended coverage and affirmative coverage as to access to the Property from the nearest public road.

    SECTION  1.03.  Specific Financial Definitions.

    "EBITDA" shall mean earnings before interest expense, income taxes, depreciation and amortization.

    "Long Term Debt" shall mean all indebtedness of the Borrower for borrowed money maturing more than twelve (12) months after the date of determination, whether secured or unsecured, which would be classified as long-term debt in accordance with generally accepted accounting principles.

    "Senior Debt" shall mean the Indebtedness plus any other debt of the Borrower not subordinated to Lender.

    SECTION  1.04.  Rules of Interpretation.

    (a) All terms defined in this Agreement shall have their defined meanings when used in the Note, the Collateral Documents or in any certificates or other document made or delivered pursuant hereto.- unless the context shall otherwise require.

    (b) Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Likewise, the definitions of words used in the singular herein shall also apply to such words when used in the plural and vice versa, unless the context shall otherwise require.

    (c) The words "hereof", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

    (d) Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

    (e) Captions and section headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement.

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                                  ARTICLE II

                          BASIC ELEMENTS OF THE LOAN

    SECTION 2.01. The Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to provide Borrower with the Loan, evidenced by the Note. Some of the salient terms and conditions of the Loan are set forth below. The terms and provisions of the Note are more fully set forth in the Note, and in the event of any conflict between the provisions of this Section 2.01 and the provisions of the Note, the provisions of the Note will govern.

    (a) The Note shall bear interest from the Closing Date until paid in full at an annual interest rate equal to eight and sixty-five hundredths (8.65%) percent. In the absence of prior demand, interest on the outstanding principal balance of the Note shall be payable in arrears, along with principal due on the Note, on the second (2nd) day of each month until the Maturity Date. All interest charged shall be computed on the basis of a 360-day daily interest factor calculated over the number of days in an actual calendar year of 365 days, or, in the case of a leap year, a calendar year of 366 days.

    (b) In the absence of prior demand, the entire principal balance outstanding on the Note, interest and all other fees, costs or charges shall be due and payable on the Maturity Date.

    (c) The Note may be prepaid in part or in full at any time, without penalty or premium, if the source of funds for such prepayment is other than borrowed funds. Payment from borrowed funds may be made only upon simultaneous payment of a prepayment penalty in accordance with the following schedule:

    Loan Year                           Prepayment Penalty

    Loan Year One          Four (4%) percent of principal amount being prepaid.
    Loan Year Two          Three (3%) percent of principal amount being prepaid.
    Loan Year Three        Two (2%) percent of principal amount being prepaid.
    Loan Year Four         One (1%) percent of principal amount being prepaid.
    Loan Year Five         No penalty.

    (d) All funds received by Lender in repayment of the Loan shall be applied first for the satisfaction of any outstanding penalties, fees, or costs thereunder, and next to outstanding and unpaid interest due thereunder, and then to principal.

    SECTION 2.02. Advances. The original principal amount of the Loan shall be advanced by Lender to Borrower in a lump sum on the Closing Date, but only (a) as permitted by Lender's business practices then in effect, and (b) provided all other applicable terms and conditions of this Agreement have been satisfied or waived.

    SECTION 2.03. Other Advances. In the event that Lender shall, upon failure of Borrower to make such payment when due, elect to disburse a payment to a party other than Borrower pursuant to any provisions of this Agreement, then such payment shall be deemed to be an Indebtedness due and payable upon demand by Lender, and, as such, said payment shall be secured by the Collateral and shall bear interest from the date of advance until paid at a rate per annum equal to the Prime Rate PLUS five (5 %) percent.


                                   ARTICLE M

                             SECURITY FOR THE LOAN

    SECTION 3.01. Collateral. The Loan and the Note shall be secured by the following rights and interests in favor of lender, all of which shall have a first ranking and priority except as specifically indicated below:

    (a) the Mortgage;

    (b) the collateral assignment of, and grant of a Security Interest in, all present and future leases and rents pertaining to the Property;

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    (c) the guaranty of the Guarantor in the amount as provided in Section 3.03;


    (d) the grant of a Security Interest in the following movable property of
        Borrower:

          (1) all accounts receivables; and

          (2) all contract rights and general intangibles; and

          (3) all equipment; and

          (4) all furniture; and

          (5) all inventory; and

          (6) all fixtures located on the Property; and

    (e) the pledge of, and grant of a Security Interest in, the Jarrell Drive Collateral Note.

    SECTION 3.02. Collateral Documents. The Borrower shall execute and/or deliver on the Closing Date, any and all documents which may be necessary in order to create, establish, attach or perfect the Collateral, including but not limited to the following, all of which shall be in form and content acceptable to Lender and Lender's counsel, in their discretion:

    (a) the Mortgage;

    (b) a Security Agreement achieving the Collateral described in Section 3.01(d)(6) above and UCC-1 Financing Statement perfecting the Security Interest in said Collateral;

    (c) the Assignment of Leases;

    (d) the Guaranty Agreement; and

    (e) an acknowledgment that achieves the Collateral described in Section 3.01(d) (1) through (5) and 3.01(e) above .

    SECTION 3.03. Guaranty Agreement. The Loan and all other Indebtedness shall be guaranteed by each Guarantor in solido, up to the maximum amount of same.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
    SECTION 4.01. General. To induce the Lender to make the Loan, the Borrower hereby makes the following representations and warranties to the Lender:

    (a) With respect to each Borrower and each Guarantor:

          (i) If any such person is a natural person, the marital status of such person recited in the appearance section of this Agreement or in any document by which such person grants Collateral to Lender is true and correct.

          (ii)  The mailing addresses of any such persons set forth in Section
                9.06 of this Agreement pertaining to notices are correct.

          (iii) If any such person is an entity, each such entity

                a)is duly organized and validly existing under the laws of the state of its organization,

                b)has all requisite power and authority to execute any of the Loan Documents to which it is a signatory, and

                c)if a corporation, is in good standing in the state of its

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                incorporation.

          (iv)  Each such person has all requisite capacity and authority to

                a)own its property,

                b)to transact business in connection with the matters described in this Agreement, and

                c)to enter into and perform its obligations under the Loan Documents.

          (v) Each such person indicated as the owner of any property in any of the Loan Documents has full, complete, good and merchantable title to such property.

    (b)   (1)   The execution, delivery and performance by any person of or under the Loan Documents requires no action by or in respect of, or filing with, any Governmental Authority (other than actions or filings in connection with the perfection of a Security Interest or privilege in any Collateral hereunder) and does not contravene, or constitute a default under or violation of any provision of applicable law or regulation or of any documents governing any such person or of any agreement, judgment, injunction, order, decree or other instrument which is binding upon such person or to which any of such person's property is subject.

          (2) The execution of any Loan Documents by any person signatory thereto constitutes and stands as the free act and deed of such person, without the necessity of any further actions or approvals of any kind from any persons or entities.

    (c) The Loan Documents all constitute the legal, valid and binding obligations of the person signatory thereto, and said documents are fully enforceable in accordance with their respective terms.

    (d) The financial statements heretofore delivered to the Lender are true and correct in all material respects, and fairly represent the financial condition of persons described therein, as of the date thereof. No material adverse change has occurred in the conditions or operations reflected in any such financial statement since the respective dates thereof, and no person described therein is the subject of any bankruptcy, reorganization, or insolvency proceeding.

    (e) All information, reports, papers, financial projections and data given to the Lender by Borrower or any other person pursuant to this Agreement or in connection with the application for or the making of the Loan are accurate and correct in all material respects.

    (f)   (i)   The principal address from which Borrower conducts its
                business is:  1111 Newton Street, Gretna, LA 70053.

          (ii) The address of Borrower's chief financial office is: 1111 Newton Street, Gretna, LA 70053.

          (iii) The address of Borrower's registered office is:113 Jarrell Drive, Belle Chasse, Louisiana 70037.

    (g)   The fiscal year of Borrower ends on December 31.

    (h) As of the Closing Date, neither Borrower nor any Guarantor is in default under or in violation of any document or agreement with or in favor of Lender, or any other document or agreement the default under or violation of which would have a material adverse impact upon such person, nor does there exist any state of facts which with the passage of time or the giving of notice or both would constitute such a default or violation.

    (i) There are no actions, suits or proceedings pending, at law or in equity, or before any Governmental Authority, involving or affecting any of the Collateral or the

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property subject to same (including but not limited to the Mortgage or the
Property) nor involving or affecting the validity or enforceability or priority of any of the Collateral, nor are any of same threatened or likely.

    SECTION 4.02. Additional Representations and Warranties Pertaining to the Property. Further, to induce Lender to make the Loan, Borrower hereby makes the following further representations and warranties to Lender:

    (a) The Property is free and clear of all mortgages, pledges, liens or encumbrances except as indicated in the Title Policy, and the Property has not been conveyed nor encumbered, nor is it subject to any agreements to convey or encumber, except as explicitly described in this Agreement.

    (b) The Property is presently commercially zoned, and the intended use of same is in full and strict compliance with all applicable zoning and subdivision laws, municipal restrictions and other regulations of any Governmental Authority.

    SECTION 4.03. Additional Representations and Warranties Pertaining to Hazardous Materials. For the purposes of this Agreement, Borrower and Lender agree that:

    (a) Unless the context otherwise specifies or requires, the following terms shall have the meaning herein defined :

(i) "Hazardous Materials" shall mean any "hazardous waste" as defined by either the Resource Conservation and Recovery Act of 1976 (42 U.S.C. (S) 6901 et seq.), or the Louisiana Environmental Quality Act (La. R.S. 30:1051 et seq.) ("LEQA"), as amended from time to time, and regulations promulgated thereunder;

             any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S. C. (S) 9601 et seq) ("CERCLA") or the LEQA, as amended from time to time, and regulations promulgated thereunder ;

             asbestos;

             polychlorinated biphenyls;

             any substance the presence of which on the Property is prohibited by any lawful rules and regulations of legally constituted authorities from time to time in force and effect relating to the Property; and

             any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment, or disposal.

(ii) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Property, including the Improvements, facilities, soil, ground, water, air or other elements on, or of, the Property by Hazardous Materials, or the contamination of the Property, including the Improvements, facilities, soil, ground, water, air or other elements on, or of, any other property as a result of Hazardous Materials at any time (whether before or after the date of this Agreement) emanating from the Property.

(iii) "Governmental Requirement" shall mean any law, statute, ordinance, code, rule, regulation, order or decree of any Governmental Authority.

    (b) Borrower and any Grantor owning an interest in the Property hereby warrant that each of them has no knowledge, after due inquiry, (i) of any Hazardous Materials having been located on or under the Property, (ii) of Borrower or any other person having ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property or any part thereof, (iii) of any part of the Property having ever been used as a manufacturing, storage or disposal site for Hazardous Materials, and
(iv) that any part of the Property is or has been affected by any Hazardous Materials Contamination. To the best of said persons' knowledge and belief, no property adjoining the Property has ever been used as a manufacturing, storage or disposal site

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for Hazardous Materials nor is any other property adjoining the Property affected by Hazardous Materials Contamination.

     (c) Borrower agrees to (i) give notice to Lender immediately upon its acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof;
(ii) promptly comply with any Governmental Requirement requiring removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance; and (iii) provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on the Property as a result thereof.

     (d) Lender (by its officers, employees and agents) at any time and from time to time, with reasonable cause, either prior to or after the occurrence of any Event of Default hereunder, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments (the "Site Assessments') on the Property for the purpose of determining whether there exists on the Property any environmental condition which could result in any liability, cost or expense to the owner or occupier of such Property arising under any Governmental Requirement relating to Hazardous Materials. The Site Assessment may be performed at any time or times, upon reasonable notice, and under reasonable conditions which do not impede the performance of the Site Assessment. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Property and such other tests on the Property as may be necessary to conduct the Site Assessment in the reasonable opinion of the Site Reviewers. Borrower will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessment fully available to Borrower, which (prior to an Event of Default hereof) may at its election, participate under reasonable procedures in the direction of such Site Assessment and the description of tasks of the Site Reviewers. The cost of performing such Site Assessment shall be paid by the Borrower.

     (e) Regardless of whether any Site Assessments are conducted hereunder, any Event of Default hereunder shall have occurred and be continuing, or any remedies in respect of the Property are exercised by the Lender, Borrower shall defend, indemnify and hold harmless Lender from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by, or asserted against Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from or onto the Property of any Hazardous Materials or any Hazardous Materials Contamination, or arise out of, or result from, the environmental condition of the Property or the applicability of any Governmental Requirement relating to Hazardous Materials (including, without limitation, CERCLA or any so-called federal, state or local "superfund" or "superlien" law, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of Borrower. These representations, covenants and warranties contained in this Section shall survive the termination of this Agreement.

     (f) At Lender's request, Borrower shall execute and deliver to the Lender an environmental indemnity agreement in form and content acceptable to the Lender and Lender's counsel.

     SECTION 4.04. Wetlands. The term "wetlands", as used in this Agreement, shall have the same meaning as set forth in 16 USC Section 3902(5); the Clean Water Act, 33 USC Section 1251, et seq.; LSA-R.S. 49:214.3, as they may be amended or interpreted in the future. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) the Property has not, as of the date of this Agreement, been designated, declared or reserved as wetlands by any state or federal body or agency having jurisdiction over the Property; and (b) Borrower has no knowledge of, or reason to believe that there is, any effort to have the Property declared wetlands. Borrower hereby agrees to indemnify Lender for any loss in value of the Property due to its subsequent declaration, designation and/or reservation as wetlands, and against any and all claims, losses, liabilities, damages, penalties and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of this Agreement or as a consequence of any dedication, declaration or reservation of the Property, or any part thereof as wetlands. The provisions of this section shall not be affected by Lender's acquisition of any interest in all or any portion of the Property, whether by foreclosure or otherwise.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     SECTION 5.01. General. Unless the Lender consents otherwise in writing, continuing for as long as any Indebtedness remains unpaid, Borrower shall keep, maintain, comply, preserve and be responsible for the satisfaction of each of the following covenants:

     (a) Borrower will indemnify the Lender from claims of brokers with whom Borrower has dealt in the execution hereof or the consummation of the transactions contemplated hereby.

     (b) Borrower will pay all fees and expenses incurred by the Borrower and the Lender in connection with the transactions contemplated hereunder, including, without limitation, all service fees, legal fees (including the fees of counsel for the Lender) and all other costs, expenses and fees required to satisfy the conditions of this Agreement.

     (c) The Lender shall have the right from time to time at all times during normal business hours to examine any or all of the books, records and accounts at the office of the Borrower or other person maintaining such books, records, and accounts and to make such copies or extracts thereof as the Lender shall desire. In addition, Borrower shall furnish to the Lender within fifteen (15) days, after request, such further detailed information covering the financial affairs of the Borrower, as the Lender in its sole discretion may request.

     (d) Borrower shall observe and perform each and every term to be observed or performed by the Borrower pursuant to the terms of (i) all agreements and other instruments (including but not limited to the Loan Documents) to which the Borrower and the Lender are parties; and (ii) any other agreement or recorded instrument the breach of which (a) would materially adversely affect the ownership, operation or management of the Borrower's business or (b) would adversely affect the priority or enforceability of any of the Loan Documents.

     (e) Borrower shall make, execute and deliver to Lender such security agreements, instruments, documents and other agreements reasonably necessary to document or confirm the Loan and any matters set forth in any of the Loan Documents or to evidence, confirm or continue any of the Security Interests in the Collateral intended to be granted by the Loan Documents.

     (f) If any of the addresses specified in Section 9.06 below are changed, Borrower shall give Lender five (5) prior Business Days' notice thereof.

     (g) Borrower shall comply with all applicable statutes, regulations and orders of any Governmental Authority, and of any court, arbitrator or grand jury, in respect to the conduct of its businesses and the ownership of its properties, except such as are being contested in good faith.

     (h) Borrower shall maintain all of its operating accounts with Lender.

     (i) Borrower shall pay, as and when due, all accounts and trade payables in a manner consistent with normal business practices for companies engaged in similar operations in the same area.

     (j) Borrower will and does hereby indemnify and hold harmless Lender against any and all liabilities, obligations, losses, damages (including, but not limited to, environmental liability), penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against Lender in any way relating to, or arising in connection with the transaction of Borrower's business.

     (k) Borrower shall provide Lender copies of all audits or inspections or reports performed at the request of a governmental entity within thirty (30) days after Lender's request for same.

    SECTION 5.02. Financial Reports. Unless the Lender consents otherwise in writing, continuing for as long as any Indebtedness remains unpaid, Borrower shall keep, maintain, comply, preserve and be responsible for the satisfaction of each of the following covenants:

    (a) Borrower will keep true books and records and accounts concerning its business transactions.

    (b) Borrower and Guarantor will, during the term of the Loan, furnish to Lender as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each entity, financial statements, including all financial statements filed with any Governmental Authority which regulates securities (collectively the "Required Statements") covering each entity, signed by the chief financial officer of the entity as to which the Required Statements are issued.

   (c) The Required Statements shall be prepared according to generally accepted accounting principles, consistently applied; shall in all events include balance sheets, income statements, sources and uses of cash, statements of profit and loss, statements of changes in equity, and statements of cash flows; and shall be addressed to Lender.

     (d) Further, within one hundred twenty (120) days after the end of the fiscal year of Borrower and Guarantor, each entity shall submit to Lender the Required Statements, audited, unqualified and certified by a certified public accountant.

     (e) Borrower will provide to Lender photocopies of all income tax returns filed by Borrower, within thirty (30) days of the filing of same.

     (f) Borrower will notify Lender immediately of any material change in its financial condition or that of any Guarantor or other Grantor.

     (g) Within thirty (30) days after the end of Borrower's fiscal year, Borrower shall provide to Lender a certified statement that it is in full compliance with all of the terms of all of the Loan Documents and that there exists no Event of Default under this Agreement nor any state of facts that with the passage of time or the giving of notice or both would constitute such an Event of Default, except for such facts and circumstances as may be specifically described in such certificate.

     (h) Borrower shall submit to Lender the Eligible Receivables Certificate.

     SECTION 5.03. Financial Covenants. Unless the Lender consents otherwise in writing, continuing for as long as any Indebtedness remains unpaid, Borrower shall keep, maintain, comply, preserve and be responsible for the satisfaction of each of the following covenants:

     (a) Borrower shall maintain a positive net income, as defined by generally accepted accounting principles.

     (b) Borrower shall maintain a ratio of Senior Debt to EBITDA of no more than 1.75:1.00.

     (c) Borrower shall maintain a Debt Service Coverage Ratio of no less than 1.5:1 from the Closing Date until September 30, 1997 and no less than 2.5:1 thereafter. As used herein, the phrase "Debt Service Coverage Ratio" shall mean the ratio obtained by dividing the Borrower's net income plus depreciation and amortization expenses by the total "debt service" of Borrower. As used herein "debt service" shall mean the total of the current maturities of Long Term Debt plus all current lease obligations. This covenant shall be tested annually at the end of each fiscal year of Borrower.

          SECTION 5.04. Covenants Relating to the Property. Unless Lender consents otherwise in writing, continuing for as long as any Indebtedness remains unpaid, Borrower shall keep, maintain, comply, preserve and be responsible for the satisfaction of each of the following covenants:

     (a) Borrower shall pay all taxes, assessments, water rates, and other charges, now or hereafter levied or assessed against the Property (hereinafter referred to as "Taxes") prior to the date upon which any fine, penalty, or cost may be added thereto or imposed by law for the non-payment thereof, unless contested by Borrower as permitted hereby, and shall deliver to Lender evidence satisfactory to Lender evidencing such payment. Borrower shall have the right to contest Taxes which it believes in good faith and with advice of its counsel or certified public accountants to be invalid or erroneously assessed, provided that (i) such contest shall not result in the filing of an enforceable lien against the Property or in any liability to Lender and (ii) Borrower shall give notice of such contest to Lender. Borrower will proceed to contest such Taxes diligently, and in connection with such contest shall either pay the Taxes under protest or establish a reserve or escrow satisfactory to Lender for the payment of such Taxes, together with any interest, penalties and costs that may be due with respect to such Taxes. In the event that Lender does not receive satisfactory evidence from the Borrower, in writing, of the payment of all Taxes, then and in such event, Lender may pay the Taxes directly to the appropriate Governmental Authority and such payments shall be deemed an Advance.

     (b) (1) Borrower shall keep the Property and all contents therein insured for an amount not less than the greater of (i) the amount of the replacement cost of the Improvements or (ii)the amount of the Loan, all for the protection of Lender, who shall be named as loss payee, in such manner, in such amounts, and in such companies as Lender may from time to time approve. Loss proceeds (less expenses of collection) shall, at Lender's sole discretion, be applied to the Indebtedness, whether due or not, or to the restoration of the Improvements, or shall be released to Borrower, but such application or release shall not cure or waive any Event of Default hereunder.

            (2) Borrower shall also maintain in effect public liability and property damage insurance covering the Property in amounts and in companies satisfactory to Lender, together with such other coverages as Lender may, in its sole discretion, require.

            (3) When available, policies of flood insurance (if required by applicable governmental regulations) shall be maintained on the Property in the maximum amount permitted.

            (4) All policies of insurance required to be maintained by Borrower hereunder shall contain standard clauses providing for notice of cancellation or material modification thereof, which notice shall be given to Lender not less than thirty (30) days prior to said cancellation or material modification.

            (5) If Lender does not receive satisfactory evidence, in writing, of said policies,then Lender may obtain the required insurance, with all expenses of said insurance to be deemed an Advance.

     (c) (1) Borrower shall cause the property to be maintained in good condition and repair and will not commit or suffer to be committed any waste of the Property.

            (2) The Improvements shall not be removed, demolished or materially altered (except for normal replacement), without the consent of Lender.

            (3) Borrower shall promptly comply with all laws, orders, and ordinances affecting the Property or the use thereof, and shall promptly repair, replace or rebuild any part of the Property which may be damaged or destroyed by any casualty (including any casualty for which insurance was not obtained or obtainable) and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Property.

            (4) Except for normal and customary utility servitudes, Borrower will not, without obtaining the prior consent of Lender, initiate, join in, or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Property or any part thereof.

     (d) Borrower shall make, execute and deliver to Lender such security agreements, instruments, documents and other agreements reasonably necessary to document and secure the Loan and to perfect Lender's Security Interests as required under this Agreement.

     (e) No materialmen's or mechanics' or laborers' liens shall be filed of record against the Property whatsoever and permitted to remain of record (that is, not removed from the public records by bonding or payment or otherwise) for a period in excess of ten (10) Business Days after Borrower has notice or knowledge of any such lien.

     (f) Borrower shall execute an Acceptance of Contract to be recorded in the mortgage records of the Parish of Jefferson, State of Louisiana.

     (g) Within fifteen (15) days following the termination of the applicable statutory lien period commenced by the recordation of the Acceptance of Contract, Borrower shall deliver to Lender's counsel a document executed by Borrower and Contractor which will, upon its recordation in the mortgage records of the Parish of Jefferson, State of Louisiana, cause to be canceled and erased the recordation of the Construction Contract.


                                  ARTICLE VI

                              NEGATIVE COVENANTS

     SECTION 6.01. Lender's Consent Required. Unless Lender consents otherwise in writing, continuing for as long as any Indebtedness remains unpaid, Borrower shall be responsible and liable that:

     (a) Borrower shall not assign, transfer, alienate, pledge or encumber any interest in this Agreement.

     (b) Neither Borrower nor any Guarantor shall dispose of all or substantially all of its property, accounts, assets or business.

     (c) Borrower shall not change or expand its business as presently conducted, consolidate with or mergeinto any other business, acquire interest or ownership in any other business, or lend funds to any other business, provided that Lender's consent to any such action shall not be unreasonably withheld.

     (d) Borrower shall not permit, cause or suffer there to occur (1) any change in the identity or ownership percentages of the owners of Borrower (2) any change in the management of any Borrower, (3) any change in the identity of the President, Chief Executive Officer, or Chairman of the Board of Directors of Borrower, from that in existence as of the Closing Date, or (4) any transfer, encumbrance or pledge of any interest in Borrower.

     (e) Borrower shall not sell, convey, lease, donate or otherwise alienate or dispose of any of the property encumbered by the Collateral, whether voluntarily or involuntarily, in any manner whatsoever, except

          (1) where explicitly permitted under other provisions of this Agreement, or

          (2)    for bona fide, arms' length sales or leases of portions of said
property where such sales or leases are part of the business regularly   engaged
in by Borrower with respect to said property, such as (without    limitation)
sales of condominium lots, or leases of apartments or office   space.

    (f) Borrower shall not grant or suffer or permit to be filed any mortgage, Security Interest, lien, pledge, hypothecation, or other encumbrance of or against any of the property encumbered by the Collateral, whether voluntarily or involuntarily, in any manner whatsoever, regardless of whether same is superior or subordinate to the lien of any of the Collateral.

     (g) Borrower shall not use or expend any portion of the Loan proceeds for any purpose or matter other than the Permitted Use.

     (h) Borrower shall not use any portion of the Property for any purpose or matter other than the Project.

     (i) Borrower shall not incur any indebtedness or other obligation, including any guaranty or other contingent obligation, to any bank, financial institution or institutional lender.


                                  ARTICLE VII

                             CONDITIONS OF LENDING

     SECTION 7.01. General Conditions to Lend. The obligation of Lender to make the Loan hereunder is and shall be subject to satisfaction of each of the following conditions:

     (a) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents or other evidence which Lender and its counsel may reasonably have requested in connection with such transactions.

     (b) Borrower shall be in compliance with all the terms and conditions of the Commitment, this Agreement and the other Loan Documents as of the date of the Loan.

     (c) No Event of Default shall have occurred, nor shall there exist any state of facts which with the passage of time or the giving of notice or both would constitute an Event of Default hereunder.

     (d) Lender shall have received duly executed originals or counterparts of each of the Loan Documents.

     (e) Lender shall have been furnished with favorable opinions from Borrower's counsel, which opinion shall cover such matters as Lender may require and be in form and substance satisfactory to Lender.

     (f) Lender shall have received the Required Statements in conformity with
Section 5.02 above, dated with respect to Borrower as of a date not later than thirty (30) days prior to the Closing Date,and on the Closing Date there shall have occurred no material changes in the financial condition of Borrower from that reflected in said financial statements.

     (g) Lender shall have received evidence satisfactory to Lender that Borrower has paid (or will pay from the initial disbursement made hereunder) for all costs incident to this transaction, including without limiting the generality of the foregoing, title insurance premiums, survey, recording fees, a non-refundable fee to Lender in the amount of Seven Thousand Five Hundred ($7,500.00) Dollars, closing costs and Lender's attorney's fees.

     (h) The representations and warranties of Borrower contained in Article IV shall be true on and as of the date of any Advance as though such representations and warranties had been made on the dates of such Advance.

     (i) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Lender and its special counsel and Lender shall have received all documents or other evidence which Lender and its special counsel may reasonably have requested in connection with such transactions, including copies of records of all corporate proceedings, if any, in connection with such transactions, in form and substance satisfactory to Lender and its counsel.

    SECTION 7,02, Additional Conditions For the Advance - Property. The obligation of Lender for the Advance hereunder is and shall be subject to satisfaction of each of the following additional conditions, all of which shall be conclusively deemed satisfied or waived by the making of the Advance of the
Loan:

     (a) Borrower shall have furnished Lender with a survey, conducted within sixty (60) days of the Closing Date, of the Property prepared by a registered land surveyor or civil engineer, which survey shall be certified to Lender and the Title Company and show (i) the location of the perimeter of the Property by metes and bounds; (ii) all servitudes, rights of way, and encroachments together with the extent thereof upon the Property in feet and inches; (iii) the lines of any roads and highways abutting the Property and the width thereof; (iv) the Improvements and the relation of the Improvements by distances to the boundaries of the Property, the established building lines and the street lines; (v) that there are no encroachments, overlapping of improvements or shortage of boundaries; and (vi) the location of all utilities serving the Improvements and all of the roads, drives, and parking spaces located on the Property.

     (b) Lender shall have received, at Borrower's sole expense, the Title Commitment. In such event, the Borrower shall furnish the Lender with the Title Policy, within thirty (30) days after the Closing Date. Lender shall have received, at Borrower's sole expense the Title Policy.

     (c) Lender shall have received, at Borrower's sole expense, an environmental assessment of the Property satisfactory in all respect to Lender in its discretion, and Borrower shall have caused, at its sole expense, the performance of any and all corrective or remedial work required by Lender in its sole discretion with respect to the Property.

     (d) Lender shall have received an appraisal of the Property by an appraiser approved by Lender in its sole discretion, at Borrower's cost, showing that the Property has a fair market value of at least Seven Hundred Fifty Thousand and No/100 ($750,000.00) Dollars, as of a date no more than thirty (30) days prior to the Closing Date.

     (e) Lender shall have inspected the Project to ascertain the extent of deferred maintenance thereon, and if Lender has discovered same, Borrower shall have deposited with Lender sufficient cash to perform the needed repairs and maintenance. Borrower shall have paid all fees and expenses of such inspection.

     (f) The Lender shall have received mortgage and conveyance and tax researches on the Property, showing the Property to be free and clear of any liens, encumbrances, restrictions or servitudes that Lender has not approved in writing, and showing that all taxes due and owing on the Property have been paid in full.

     (g) Lender shall have received, at Borrower's sole expense, evidence satisfactory to Lender in its sole discretion that all necessary insurance with respect to the Property, as required under Article V, is in full force and effect and is fully paid for a period of twelve (12) months commencing on the Closing Date.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. The occurrence of any of the following events shall constitute a default hereunder ("Event of Default"):

     (a) Payment. The failure of the Borrower to pay any interest or principal on the Note or any other Indebtedness when due, or any other cost or expense due hereunder or under the Note,or any "default event' under the terms of the Note or under this Agreement or any of the other Loan Documents.

     (b) Other Obligations.

          (1) the violation, default, or breach of any other covenant, obligation, warranty, provision, clause or representation in favor of Lender under this Agreement or any other Loan Document; or

          (2) the violation, default, or breach of any covenant, obligation, warranty, provision, clause or representation in favor of Lender under any other document between Borrower and Lender, including but not limited to the following documents, each dated January 9, 1997: Loan Agreement between Borrower and Lender; two Promissory Notes executed by Borrower or maker, payable to the order of Lender, in the original principal amounts of One Million Seven Hundred Thousand and No/100 ($1,700,000.00) Dollars and Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars respectively; and two Security Agreements by Borrower in favor of Lender; or

          (3) the violation, default, or breach of any covenant, obligation, warranty, provision, clause or representation in favor of Lender under any other document or instrument representing any part of the Indebtedness.

          (c) Misrepresentations. If any report, certificate, financial statement or other instrument furnished in connection with the Commitment or the Loan Documents shall prove to be false or misleading in any material respect.

          (d) Receivership. If an order, judgment or decree shall be entered by any competent court appointing a receiver of the property of the Borrower or any Guarantor, unless such appointment shall have been sought by the Lender to enforce some provision of this Agreement, and such order, judgment or decree is not appealed from within the time allowed by law, or if appealed from shall have been affirmed.

          (e) Insolvency. If the Borrower or any Guarantor shall: (I) apply for, or consent to, the appointment of a receiver, trustee or liquidator of Borrower or any Guarantor, or all or a substantial part of the assets of same;
(ii) be adjudicated a bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing the inability to pay debts as they become due;
(iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or arrangement with creditors, or to take advantage of any insolvency law, or; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Borrower or any Guarantor in any bankruptcy, reorganization or insolvency proceeding; or if any involuntary petition for bankruptcy is filed against Borrower and such petition is not dismissed within sixty (60) days of its filing date.

          (f) Seizure. If the Property or any part thereof or any of the accounts receivable or rents of Borrower be seized in the execution of a writ of seizure or sale, attachment, fieri facias or any other legal process, or an order be issued in any judicial proceeding, and such writ of seizure and sale, attachment, fieri facias or any other legal process or order for the sale of such assets or any part thereof, issued in any judicial proceeding be not released, revoked, stayed or set aside within forty-five (45) days from issuance thereof.

          (g) Adverse Change. If, in the opinion of Lender, any material adverse change occurs in the financial condition of Borrower or any Guarantor for any reason whatsoever.

          (h) Termination of Entities. If any person comprising Borrower or any Guarantor, not a natural person, should cease to exist as a duly organized and existing entity under the laws of the State of its organization, or not be in good standing under such laws, or be dissolved or liquidated.

          (i) Non-Compliance. Failure or refusal of Borrower to cause to be corrected within a reasonable time of discovery thereof, the failure of any materials, fixtures, or articles used in the Improvements or in the appurtenances thereto, or to be used in the operation thereof, to meet the specifications and requirements of, or to comply with any Governmental Authority.

          (j) Advance. Failure or refusal of Borrower to satisfy any conditions to its right to the receipt of an Advance hereunder for a period in excess of thirty (30) days.

     SECTION 8.02. Remedies.If an Event of Default should occur, Lender, without notice to Borrower, shall have no obligation to make any further Advance hereunder. If such default is not cured within ten (10) Business Days from the date of giving of Lender's notice to Borrower ("Default After Notice"), then Lender shall have the right to immediately declare the Note, the Indebtedness and all amounts secured to be immediately due and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest, or notice of any and (all of which are hereby expressly waived by Borrower), and Lender may thereupon institute proceedings to collect the same, including the right to institute foreclosure and/or enforcement proceedings on the Loan Documents, or any of them. However, if the Event of Default is other than an obligation of Borrower to pay money, then before a Default After Notice shall have occurred, Borrower shall have thirty (30) days from the date of delivery of Lender's notice to Borrower within which to cure it, and if the Event of Default cannot be reasonably cured within such thirty (30) day period, and if Borrower commences the action required to cure such default and diligently pursues such action, then the period shall be extended for such time as may be required in the sole judgment of Lender to cure such default. In addition to all other rights and remedies available to Lender hereunder, Lender shall have all rights and remedies available under the law against any person or persons for damages or other compensation or remuneration that may be owed to Lender on account of the violation, default, or breach of any covenant, obligation, warranty, provision, clause or representation in Lender's favor.


                                  ARTICLE IX

                              GENERAL PROVISIONS

     Throughout the term of this Agreement:

     SECTION 9.01. Cumulative Rights. The rights and remedies of Lender under this Agreement, the Note, and the other Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     SECTION 9.02. Approval by Lender. All proceedings relating to the Loan and all documents required or contemplated by this Agreement, and the persons responsible for the execution and preparation thereof, shall be satisfactory to Lender, and Lender's counsel shall have received copies (or certified copies where appropriate in such counsel's judgment) of all documents requested.

     SECTION 9.03. No Waiver. No Advance shall constitute a waiver of any of the conditions to Lender's obligation to make further Advances. If Borrower is unable to satisfy any such condition, no Advance or waiver shall have the effect of precluding Lender from thereafter declaring an Event of Default because any such condition shall remain unsatisfied.

     SECTION 9.04. Facts. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its reasonable satisfaction such existence or non-existence.

    SECTION 9.05. Third Party Beneficiaries. All conditions and obligations of Lender to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns. No other person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by Lender at any time in its sole discretion.

     SECTION 9.06. Notices. All notices required hereunder shall be in writing and shall be deemed to have been given (I) when delivered or (ii) if delivery is refused, then on the date of attempted delivery, by the United States mail by certified or registered mail, return receipt requested, or by commercial overnight courier service, addressed to any party hereof at its address stated below, or at such other address of which it shall have given notice in writing. The respective addresses of the parties are as follows:

     To the Lender:      Hibernia National Bank
                         Commercial Banking Department
                         313 Carondelet Street
                         New Orleans, LA 70130
                              Attn:      Lizette Terral

     To the Borrower:    Laboratory Specialists, Inc.
                         1111 Newton Street
                         Gretna, LA 70053
                         Attn:  Arthur R. Peterson, Jr.

     To the Guarantor:   Laboratory Specialists of America, Inc.
                         1111 Newton Street
                         Gretna, LA 70053
                         Attn:  Arthur R. Peterson, Jr.


     SECTION 9.07. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     SECTION 9.08. Assignment by the Lender. This Agreement, the Loan and any documents executed pursuant hereto may be assigned or serviced by Lender, its successors or assigns and Lender, its successors, or assigns may receive service, brokerage or other fees.

     SECTION 9.09. Entire Agreement. This Agreement sets forth the entire agreement of the Lender and the Borrower, and the Guarantor with respect to the Loan, and supersedes all prior written or oral understandings with respect thereto; provided, however, that all written representations, warranties and certifications made by the Borrower or Guarantor to the Lender with respect to the Loan and the Collateral shall survive the execution of this Agreement.

     SECTION 9.10. Conflict with Collateral Documents. If any substantive provision of this Agreement is in conflict with a corresponding provision of the Collateral Documents, the provisions of this Agreement shall prevail.

     SECTION 9.11. Time is of the Essence. Time shall be deemed of the essence with respect to performance of all the terms, provisions and conditions on the part of the Borrower to be performed hereunder.

     SECTION 9.12. Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters and specifically consents to the release of such information. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interest in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such participation interests and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interest irrespective of any personal claims or defenses that Borrower may have against Lender.

     SECTION 9.13. Non-Waiver of Rights.  Neither failure nor delay of Lender to

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

exercise any right, power or privilege under this Agreement shall operate as a waiver thereof. The single or partial exercise by Lender of any right, power or privilege shall not preclude any other or further exercise of any right, power or privilege hereunder.

     SECTION 9.14. Governing Law. This Agreement and all aspects of the Loan shall be governed by laws of the State of Louisiana.

     SECTION 9.15. Intervention by Guarantors. Each Guarantor intervenes in this Agreement for the express purpose of becoming a party to this Agreement and to acknowledge all of the terms, provisions, conditions and obligations of this Agreement, including specifically the representations, warranties, and covenants herein made with respect to each Guarantor and its property. Without limiting the generality of the foregoing, by virtue of this intervention, each Guarantor takes cognizance of and affirms each such representation, warranty, covenant and obligation of Borrower set forth in this Agreement, binds and obligates himself or itself, jointly and in solids with Borrower and each other Guarantor, and guarantees to Lender, its successors and assigns, the full and complete performance of all terms, conditions, provisions of this Agreement and all obligations undertaken by Borrower, and each Guarantor herein.

     SECTION 9.16. Relationship between the Parties. The relationship between Lender and Borrower shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership.

     SECTION 9.17. Survival. All warranties, representations, and covenants made by Borrower and Guarantor herein or in any certificate or other instrument delivered by them or on their behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the making of the Loan and delivery to Lender of the Note, regardless of any investigation made by the Lender or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower and Guarantor hereunder.

     SECTION 9.18. Separate Covenants. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any or all other covenants.

     SECTION 9.19. Severability. If any provision or the application of any provision of this Agreement shall to any extent be invalid or unenforceable, then the remainder of this Agreement or the application of such provision in other circumstances (other than those as to which it is invalid or unenforceable) shall not be affected, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 9.20. Limitation of Liability. This Agreement, the Note, and the other Loan Documents, are executed by an officer of Lender, and by acceptance of the Loan, Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by Lender, resort shall be had solely to the assets and property of Lender, and no shareholder, officer, employee or agent of Lender shall be personally liable therefor.

    SECTION 9.21. Multiple Parties. AR of the covenants, agreements, and obligations undertaken by Borrower shall bind each of the persons comprising Borrower, in solids.

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

     THUS DONE AND SIGNED by the parties hereto at New Orleans, Louisiana, on the date first above written, in the presence of the undersigned witnesses and me, Notary, after due reading of the whole.


WITNESSES:                                   BORROWER:
                                             ---------

                                  LABORATORY SPECIALISTS, INC.


/s/ John P. Lyons                            BY: /s/ Arthur R. Peterson, Jr.
-----------------                                ---------------------------

                                                 Arthur R. Peterson, Jr.

/s/ Mary B. Sears                            Its:    President
-----------------



                                             LENDER:
                                             -------


                                             HIBERNIA NATIONAL BANK

                                             BY: /s/ Lizette M. Terral
                                             ---------------------

                                             Lizette M. Terral

                                             Its:    Vice President



/s/ Robert M. Steeg
-------------------

NOTARY PUBLIC



INTERVENTION and agreement, per Section 9.15 above:

Laboratory Specialists of America, Inc.

By: /s/ Arthur R. Peterson, Jr.
    ---------------------------

      Arthur R. Peterson, Jr.

Its:    Treasurer

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